UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2018

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On June 20, 2018, Endurance International Group Holdings, Inc. (the “Company”) completed (i) its previously announced refinancing of the Company’s $1.58 billion of existing term loans due February 2023 and (ii) the extension of the maturity date of $106.5 million of the Company’s revolving commitments.

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Third Amended and Restated Credit Agreement

Fourth Amendment

On June 20, 2018, the Company entered into the Fourth Amendment to the Third Amended and Restated Credit Agreement dated as of June 20, 2018 (the “Amendment”), among the Company, EIG Investors Corp., a Delaware corporation (the “Borrower”), the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as issuing bank and administrative agent (solely in such capacity, the “Administrative Agent”), which amends the existing Third Amended and Restated Credit Agreement dated as of November 25, 2013 (the “Existing Credit Agreement”), among the Company, the Borrower, the other Loan Parties party thereto, the lenders party thereto and the Administrative Agent, as amended by (i) the Revolving Facility Amendment to Third Amended and Restated Credit Agreement dated as of February 9, 2016, among the Company, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent, (ii) the Incremental Term Loan Amendment to Third Amended and Restated Credit Agreement dated as of February 9, 2016, among the Company, the Borrower, the other Loan Parties party thereto, the lenders party thereto and the Administrative Agent, and (iii) the Refinancing Amendment to Third Amended and Restated Credit Agreement dated as of June 14, 2017, among the Company, the Borrower, the other Loan Parties party thereto, the lenders party thereto and the Administrative Agent.

Pursuant to the Amendment, among other things, the Company (i) obtained $1.58 billion of refinancing first-lien term loans due February 2023 (the “Refinancing Loans”), the proceeds of which were used to repay the Company’s existing term loans due February 2023 in an aggregate principal amount of $1.58 billion, and (ii) extended $106.5 million of revolving commitments, which will mature in June 2023 (with a “springing” maturity date in November 2022 unless the Refinancing Loans have been repaid in full or otherwise extended to at least 91 days after the maturity of the extended revolving commitments). The full amount of the Refinancing Loans was drawn immediately following the effectiveness of the Amendment. The Refinancing Loans are priced at an interest rate of LIBOR + 3.75%.

For more information regarding the Existing Credit Agreement, see the Annual Report on Form 10-K filed by the Company on February 28, 2014 and Exhibit 10.24 thereto, which is incorporated by reference. For more information regarding the Revolving Facility Amendment and the Incremental Term Loan Amendment, see the Current Report on Form 8-K filed by the Company on February 10, 2016 and Exhibits 10.1 and 10.2 thereto, which are each incorporated by reference. For more information regarding the Refinancing Amendment, see the Current Report on Form 8-K filed by the Company on June 14, 2017 and Exhibit 10.1 thereto, which is incorporated by reference.

The above description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Entities owned by Goldman Sachs beneficially own, on an indirect basis, approximately 11% of the Company’s outstanding common stock.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above regarding the Amendment is incorporated herein by reference.

Exhibit No.	Description of Exhibit

10.1	Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of June 20, 2018, among Endurance International Group Holdings, Inc., EIG Investors Corp., the other Loan Parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as issuing bank and administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance International Group Holdings, Inc.
Date: June 21, 2018

	By:	/s/ Marc Montagner
Name: Marc Montagner
Title: Chief Financial Officer